SECRETARY OF STATE


THE GREAT SEAL OF THE STATE OF
NEVADA

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **HARRISON MINING INC.**, did on March 10, 2006, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on March 13, 2006.


THE GREAT SEAL OF THE STATE OF
NEVADA

DEAN HELLER
Secretary of State

By

Certification Clerk

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0176802006-7
Document Number:
20060152740-07

Date Filed:
3/10/2006 11:36:56 AM
In the office of

Dean Heller
Secretary of State

Articles of Incorporation
(PURSUANT TO NRS 78)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	HARRISON MINING INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	CSC Services of Nevada, Inc. Name 502 East John Street, Carson City, NEVADA 89706 Street Address, City, Zip Code Optional Mailing Address, City, State, Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 100,000,000 Par value: $ .001 Number of shares without par value:
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. ESTHER BRINER Name 510-999 WEST HASTINGS ST., VANCOUVER, B.C., CN V622W2 Street Address, City, State, Zip Code 2. Name Street Address, City, State, Zip Code 3. Name Street Address, City, State, Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be:
6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	CSC SERVICES OF NEVADA, INC. Name, Signature 502 E JOHN STREET, CARSON CITY, NV 89706 Address, City, State, Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. CSC Services of Nevada, Inc. By: Authorized Signature of R.A. or On Behalf of R.A. Company 3/10/06 Date

This form must be accompanied by appropriate fees.